As filed with the Securities and Exchange Commission on August 30, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67738

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105681

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186696

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189345

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206259

FORM S-8

REGISTRATION STATEMENTS UNDER THE

SECURITIES ACT OF 1933

MBT FINANCIAL CORP. (Exact name of registrant as specified in its charter) _________________

Michigan	38-3516922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MBT Financial Corp. Long-Term Incentive Plan MBT Employee Stock Purchase Plan MBT 2008 Stock Incentive Plan
(Full title of the plans)

John L. Skibski

Executive Vice President and Chief Financial Officer

MBT Financial Corp.

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copy to:

Martin D. Werner, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson

Toledo, Ohio 43604

Phone: (419) 241-9000

Fax: (419) 241-6894

_________________

(Name, address and telephone number of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated file	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

MBT Financial Corp. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, no par value (the “Common Stock”), issuable by the Company pursuant to the (i) MBT Financial Corp. Long-Term Incentive Plan; (ii) MBT Employee Stock Purchase Plan; and (iii) MBT 2008 Stock Incentive Plan (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (Registration No. 333-67738) filed with the Securities and Exchange Commission on August 16, 2001;

•	Registration Statement on Form S-8 (Registration No. 333-105681) filed with the Securities and Exchange Commission on May 30, 2003;

•	Registration Statement on Form S-8 (Registration No. 333-186696) filed with the Securities and Exchange Commission on February 15, 2013;

•

Registration Statement on Form S-8 (Registration No. 333-189345) filed with the Securities and Exchange Commission on June 14, 2013;

Registration Statement on Form S-8 (Registration No. 333-206259) filed with the Securities and Exchange Commission on August 10, 2015.

  Pursuant to an Agreement and Plan of Reorganization and Merger, dated as of October 9, 2018, by and between the Company and First Merchants Corporation (“First Merchants”), the Company merged with and into First Merchants (the “Merger”), with First Merchants continuing as the surviving entity and as the successor in interest to the Company following the Merger. The Merger became effective on September 1, 2019 (the “Effective Time”).

As a result of the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company which had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby files this Post-Effective Amendment to remove from registration all of the securities registered but unsold under the Registration Statements as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monroe, Michigan on August 30, 2019.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

MBT FINANCIAL CORP.

By:	/s/ John L. Skibski
Executive Vice President and CFO